Exhibit 99.1

Guardant Health Announces $90.7 Million Registered Direct Offering with Baillie Gifford

PALO ALTO, Calif. Dec 21, 2023 (BUSINESS WIRE) — Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today announced that it has entered into a common stock purchase agreement with Baillie Gifford on behalf of accounts that it manages for the sale of 3,387,446 shares of its common stock in a registered direct offering at an offering price of $26.77 per share.

Gross proceeds are approximately $90.7 million, before deducting expenses payable by Guardant Health. Guardant Health intends to use the net proceeds from the offering primarily for general corporate purposes, including working capital, operating expenses and capital expenditures.

“We are proud to be supported by Baillie Gifford,” said Helmy Eltoukhy, co-founder and co-CEO of Guardant Health. “At Guardant, we are driven by the impact our products have on patient outcomes each and every day, and look forward to Baillie Gifford’s continued support as we work to serve many more patients with our growing product portfolio.”

“We have deep conviction in Guardant’s ability to execute on the opportunity ahead,” said Brogan Harris at Baillie Gifford. “We look forward to a long-term partnership with Guardant’s team, as they work to continue to improve outcomes and transform patient lives across the continuum of care.”

The shares of common stock are being offered by Guardant Health pursuant to an automatic shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission, or the SEC, and automatically became effective upon filing. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and is available on the SEC’s website at www.sec.gov.

Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained when available, on the SEC’s website at http://www.sec.gov or by contacting Guardant Investor Relations, 3100 Hanover Street, Palo Alto, California 94304, by email: investors@guardanthealth.com or by telephone: (657) 254-5417.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Guardant Health

Guardant Health is a leading precision medicine company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and helping doctors select the best treatment for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, reaching more patients with a growing product portfolio, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2022, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:

investors@guardanthealth.com

Media Contact:

Melissa Marasco

press@guardanthealth.com

+1 650-647-3711